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                        HARTFORD LIFE INSURANCE COMPANY

                              POWER OF ATTORNEY

                                 ------------

                                Glenn D. Lammey

as Chief Financial Officer of Hartford Life Insurance Company, do hereby jointly and severally authorize Richard J. Wirth, Suzanne Hurel, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940, filed on Form S-3 and any and all initial filings filed on May 1, 2006, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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By:     /s/ Glenn D. Lammey                                 Dated as of May 1, 2006
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        Glenn D. Lammey
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